Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ALLEGIANCE BANCSHARES, INC.

ANNOUNCES COMPLETION OF BRANCH ACQUISITION

HOUSTON, Texas, February 4, 2019 - Allegiance Bank, the wholly owned subsidiary of Allegiance Bancshares, Inc. (NASDAQ: ABTX) (“Allegiance”), has completed the previously announced purchase of LoweryBank, the Sugar Land location of Huntington State Bank. In connection with the purchase, Allegiance Bank acquired approximately $44.6 million in loans and $15.7 million in customer deposits. Allegiance Bank plans to consolidate its existing Sugar Land bank office into this new bank office location, which is less than one mile away.

“We are excited that this branch acquisition gives us a prominent location southwest of Houston, and we welcome the former LoweryBank customers as well as our many Allegiance customers who call Sugar Land home,” said Ray Vitulli, President of Allegiance Bank. “We look forward to extending our highly personalized customer service experience and professional team of bankers to serve our customers’ banking needs in this vibrant community.”

About Allegiance Bancshares, Inc.

As of December 31, 2018, Allegiance was a $4.66 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium sized businesses and individual customers. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks. As of December 31, 2018, Allegiance Bank operated 28 full-service banking locations, with 27 bank offices and one loan production office in the Houston metropolitan area and one bank office location in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors may include, but are not limited to, whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; continue to sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed under the caption “Risk Factors” in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in subsequent reports and statements Allegiance has filed with the Securities and Exchange Commission.  Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-

looking statement made by Allegiance in this release speaks only as of the date on which it is made.  Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them.  Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACT: Allegiance Bancshares, Inc.

ir@allegiancebank.com